ALAN R. SMITH, ESQ., #1449

Law Offices of Alan R. Smith

505 Ridge Street

Reno, Nevada  89501

Telephone: (775) 786-4579

Facsimile: (775) 786-3066

email: mail@asmithlaw.com

Attorney for Debtor

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEVADA

—*—

In Re:

Case No. BK-N-01-30586-GWZ

Chapter 11

INTEGRAL HEALTH, INC.,

ORDER CONFIRMING DEBTOR’S THIRD

AMENDED PLAN OF REORGANIZATION

AS MODIFIED

Debtor.

Hearing Date:     January 9, 2006

Hearing Time:    2:00 p.m.

___________________________/

The Debtor’s Third  Amended Plan of Reorganization (the “Plan”) was filed on December 14, 2005, by INTEGRAL HEALTH, INC. (hereinafter the “Debtor”).  A copy of such Plan together with Debtors’ Second Amended Disclosure Statement (the “Disclosure Statement”) were mailed to holders of all claims and interests.  The Disclosure Statement was conditionally approved by the Order Conditionally Approving Debtor’s Second Amended Disclosure Statement And Setting Deadlines For Plan Confirmation entered by the Court on September 8, 2005. Objections to confirmation of the Plan were filed by Graham Simpson (“Simpson”), through his counsel Stephen R. Harris, Esq.; Stephen J. Manfredi as Trustee of the Stephen J. Manfredi, M.D. Inc. Pension and Profit Sharing Trust, Lon G. Miller, M.D. as Trustee of the Lon G. Miller, M.D.P.C. Pension Plan

(“Manfredi/Miller”), through  their counsel  Jeffrey L. Hartman, Esq.   The hearing on confirmation of Debtor’s Plan was held on January 9, 2006, at 2:00 p.m.  At the January 9, 2006, hearing, the Debtor appeared with its counsel, Alan R. Smith, Esq., of the Law Offices of Alan R. Smith, and other appearances were noted on the record.  The objections raised by Simpson and  Manfredi/Miller were withdrawn based upon the Debtor’s representations that it would make certain modifications to the Plan which are now set forth in the Third Amended Plan of Reorganization As Modified (“the “Modified Plan”) filed on February 23, 2006.  In accordance therewith, the Court makes the following findings:

A.

The Modified Plan complies with the applicable provisions of Chapter 11 of the Bankruptcy Code.

B.

The proponents of the Modified Plan comply with the applicable provisions of the Bankruptcy Code.

C.

The Modified Plan has been proposed in good faith and not by any means forbidden by law.

D.

(1)    That any payment made or promised by the Debtors, or by any person acquiring property under the Modified Plan, in connection with the case, or in connection with the Modified Plan and incident to the case, have been disclosed to the Court; and

(2)

Any such payment made before confirmation is reasonable; or if such payment is to be fixed after confirmation of the Modified Plan, such payment is subject to the approval of the Court as reasonable.

E.

With respect to each class under the Modified Plan, each holder of a claim or interest of such class has accepted the Modified Plan; or will receive or retain under the Modified Plan on account of such claim or interest property of a value, as of the Effective Date of the Modified Plan, that is not less than the amount that such holder would so receive or retain if the Debtor was liquidated under Chapter 7.

F.

Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the Modified Plan provides that with respect to a claim of the kind specified in Section 507(a)(1) or 507(a)(2) of the Bankruptcy Code, on the later of the Effective Date of the Modified Plan or the entry of an order approving such claim, the holder of such claim will receive on account of such claim cash equal to the allowed amount of such claim.

G.

At least one impaired class of claims has accepted the Modified Plan, determined without including any acceptance of the Modified Plan by any insider holder of a claim of such class.

H.

Confirmation of the Modified Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Debtor or any successor to the Debtor under the Modified Plan unless such liquidation or reorganization is proposed in the Modified Plan.

I.

That Classes 1 and 2 have accepted the Modified Plan by affirmative vote, and that Class 3 is unimpaired by the Modified Plan.

The Court having made the findings set forth above, it is hereby

ORDERED as follows:

1.

The Debtor’s Third Amended Plan of Reorganization As Modified  is  CONFIRMED.

2.

Until the entry of the final decree, the Debtor shall file with the Clerk, not later than 20 days after the end of the calendar quarter which occurs after the entry of this order, and every six (6) months thereafter, a report of the action taken by the reorganized Debtor and the progress made toward consummation the confirmed Modified Plan.  Said report shall include, at a minimum, the following information:

(A)

 A schedule of any personal property costing more than $5,000.00 and any real property acquired, sold or disposed of since confirmation of the Modified Plan and the price paid for each;

(B)

A schedule listing each debt, the total amount required to be paid under the Modified Plan, the amount required to be paid to date, the amount actually paid to date, and the amount unpaid;

(C)

A schedule of executory contracts entered into after confirmation of the Modified Plan;

(D)

A statement listing each post-petition tax (i.e., income, payroll, property, sales), payee and the amount actually paid;

(E)

The progress toward completion of the confirmed Modified Plan and a list and status of any pending adversary proceeding or motion, and resolution expected; and

(F)

A statement regarding the status of payment of both pre-confirmation and post-confirmation United States Trustee quarterly fees.

Pursuant to Local Rule 3022, a final decree may be entered on substantial confirmation of the Modified Plan.

4.

Failure to timely file the initial and subsequent reports may constitute cause pursuant to 11 U.S.C. §1112(b) for conversion to a case under Chapter 7 or for dismissal.

SUBMITTED by:

LAW OFFICES OF ALAN R. SMITH

APPROVED/DISAPPROVED:

        /s/ Alan R. Smith

By_____________________________

By:_________________________________

    Attorney for Debtor

      STEPHEN R. HARRIS, ESQ.

      Attorney for Graham Simpson

APPROVED/DISAPPROVED:

By:_________________________________

     JEFFREY L. HARTMAN, ESQ.

     Attorney for Steven J. Manfredi as

     Trustee of the Stephen J. Manfredi, M.D.

     Inc. Pension and Profit Sharing Trust, and

     Lon G. Miller, M.D. as Trustee of the

     Lon G. Miller, M.D.P.C. Pension Plan

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